Exhibit 99.1

April 21, 2004

Tetra Tech Reports Second Quarter 2004 Results

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK) today announced second quarter results for fiscal year 2004.  Revenue for the quarter ended March 28, 2004 was $331.4 million, up 35.0% from $245.5 million for the same quarter last year.  Revenue, net of subcontractor costs, was $242.8 million for the quarter, up 25.9% from $192.9 million a year ago.  Income from operations for the quarter was $24.0 million, 12.4% more than the $21.3 million for last year’s second quarter.  Net income for the quarter was $13.0 million, up 14.0% from $11.4 million a year ago.  Diluted earnings per share were 23 cents compared to 21 cents for the previous year, a 9.5% increase.

For the second quarter of fiscal 2004, revised guidance for diluted earnings per share was 23 cents, and guidance for revenue, net of subcontractor costs, was $240 million to $250 million.

Revenue for the six months ended March 28, 2004 was $668.5 million, up 39.7% from $478.5 million for the same period last year.  Revenue, net of subcontractor costs, for the six months was $484.5 million, up 29.6% from $373.9 million a year ago.  Income from operations for the six-month period was $47.9 million, 24.6% more than the $38.4 million for the six-month period last year.  Net income for the six-month period was $26.0 million, compared to a net loss of $94.1 million last year, due to the cumulative effect of accounting change of $114.7 million in 2003.  Diluted earnings per share before the cumulative effect of accounting change for the six-month period were 45 cents compared to 37 cents last year, a 21.6% increase.

Summary of Financial Results:

(in thousands, except per share data)

	Second Quarter Ended		Six Months Ended
	March 28, 2004	March 30, 2003	March 28, 2004	March 30, 2003
Revenue	$331,395	$245,464	$668,497	$478,544
Revenue, Net of Subcontractor Costs	242,818	192,870	484,523	373,852
Income from Operations	23,965	21,324	47,906	38,447
Income Before Cumulative Effect of Accounting Change	13,029	11,425	25,971	20,564
Net Income/(Loss)	13,029	11,425	25,971	(94,105)

EPS Before Cumulative Effect of Accounting Change:
Basic(1)	0.23	0.21	0.47	0.38
Diluted	0.23	0.21	0.45	0.37
Basic Shares Outstanding(1)	55,885	54,608	55,695	54,565
Diluted Shares Outstanding	57,465	55,419	57,430	55,212

(1) EPS-basic and basic shares outstanding have been revised for the periods ended March 30, 2003 to include 1,235,000 shares of common stock issuable upon the exchange of exchangeable shares of a subsidiary.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of material corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Tetra Tech expects diluted earnings per share for the third quarter of 2004 to be approximately 26 to 28 cents.  Revenue, net of subcontractor costs, is expected to range from approximately $255 million to $270 million for the third quarter.   For the fiscal year, Tetra Tech expects diluted earnings per share to range from approximately $1.05 to $1.09.  Revenue, net of subcontractor costs, is expected to range from approximately $1.00 billion to $1.04 billion for the fiscal year.

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With nearly 9,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

Investors will have the opportunity to access a live audio-visual webcast concerning the second quarter results through a link posted on the Company’s web site at www.tetratech.com on April 22, 2004 at 8:00 a.m. (PDT).

CONTACT: Li-San Hwang, CEO, or Mike Bieber, Investor Relations, (626) 351-4664

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; acquisition strategy risks; management of growth strategy; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; the impact of downturns in the financial markets and reductions in government budgets; credit risks associated with commercial clients; failure to properly manage projects; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation or adjustment; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontracts; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws, regulations or programs; competition; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; adverse resolution of an IRS examination; changes in financial accounting standards; expenses associated with corporate governance; implementation of the ERP system; disruption of operations due to computer viruses or terrorism; and foreign currency fluctuations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Tetra Tech’s most recent reports on Form 10-Q and Form 10-K, each as it may be amended from time to time.  Tetra Tech’s results of operations for the fiscal quarter ended March 28, 2004 are not necessarily indicative of Tetra Tech’s operating results for any future periods.  Any projections in this release are based on limited information currently

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available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Such information speaks only as of the date of this release.

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TETRA TECH, INC.

Unaudited Statements of Operations

(in thousands, except per share data)

	QUARTER ENDED			SIX MONTHS ENDED
	MARCH 28, 2004 (UNAUDITED)	MARCH 30, 2003 (UNAUDITED)	% CHANGE	MARCH 28, 2004 (UNAUDITED)	MARCH 30, 2003 (UNAUDITED)	% CHANGE

Revenue	$331,395	$245,464	35.0	$668,497	$478,544	39.7
Subcontractor costs	88,577	52,594	68.4	183,974	104,692	75.7
Revenue, net of subcontractor costs	242,818	192,870	25.9	484,523	373,852	29.6
Other contract costs	194,701	151,075	28.9	388,547	294,449	32.0
Gross profit	48,117	41,795	15.1	95,976	79,403	20.9
Selling, general and administrative expenses	24,152	20,471	18.0	48,070	40,956	17.4
Income from operations	23,965	21,324	12.4	47,906	38,447	24.6
Interest expense	2,380	2,331	2.1	4,781	4,524	5.7
Interest income	131	50	162.0	160	351	-54.4
Net interest	2,249	2,281	-1.4	4,621	4,173	10.7
Income before income tax expense	21,716	19,043	14.0	43,285	34,274	26.3
Income tax expense	8,687	7,618	14.0	17,314	13,710	26.3
Income before cumulative effect of accounting change	13,029	11,425	14.0	25,971	20,564	26.3
Cumulative effect of accounting change	0	0	0.0	0	114,669	-100.0
Net income	$13,029	$11,425	14.0	$25,971	$(94,105)	-127.6
Earnings per share before cumulative effect of accounting change - diluted	$0.23	$0.21	9.5	$0.45	$0.37	21.6
Weighted average shares outstanding - diluted	57,465	55,419	3.7	$57,430	$55,212	4.0
Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%		100.0%	100.0%
Other contract costs	80.2%	78.3%		80.2%	78.8%
Gross profit	19.8%	21.7%		19.8%	21.2%
Selling, general and administrative expenses	9.9%	10.6%		9.9%	11.0%
Income from operations	9.9%	11.1%		9.9%	10.2%
Net interest	0.9%	1.2%		1.0%	1.1%
Income before income tax expense	9.0%	9.9%		8.9%	9.1%
Income tax expense	3.6%	3.9%		3.6%	3.7%
Income before cumulative effect of accounting change	5.4%	6.0%		5.3%	5.4%
Cumulative effect of accounting change	0.0%	0.0%		0.0%	30.7%
Net income	5.4%	6.0%		5.3%	-25.3%

TETRA TECH, INC.

Preliminary Balance Sheet

(in thousands, except par value)

	MARCH 28, 2004	SEPTEMBER 28, 2003
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,656	$33,164
Accounts receivable - net	175,814	167,717
Unbilled receivables - net	183,597	164,818
Contract retentions	4,757	4,286
Prepaid expenses and other current assets	23,929	26,037
Income taxes receivable	31,158	20,825
Total current assets	453,911	416,847

PROPERTY AND EQUIPMENT:
Equipment, furniture and fixtures	85,531	84,133
Leasehold improvements	10,757	10,123
Total	96,288	94,256
Accumulated depreciation and amortization	(57,182)	(53,469)
PROPERTY AND EQUIPMENT - NET	39,106	40,787

GOODWILL	253,045	210,792

INTANGIBLE AND OTHER ASSETS - NET	26,617	25,054

TOTAL ASSETS	$772,679	$693,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$92,541	$93,265
Accrued compensation	44,024	46,743
Billings in excess of costs on uncompleted contracts	17,944	16,307
Other current liabilities	28,162	26,562
Deferred income taxes	29,105	28,992
Current portion of long-term obligations	55,006	11,597
Total current liabilities	266,782	223,466

LONG - TERM OBLIGATIONS	108,278	107,463

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 2,000 shares of $.01 par value; none issued and outstanding	—	—
Exchangeable stock of a subsidiary	13,238	13,239
Common stock - authorized, 85,000 shares of $.01 par value; issued and outstanding 54,868 and 54,090 shares at March 28, 2004 and September 28, 2003, respectively	549	541
Additional paid-in capital	225,757	216,908
Accumulated other comprehensive loss	(146)	(387)
Retained earnings	158,221	132,250
Total stockholders’ equity	397,619	362,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$772,679	$693,480

TETRA TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

	Three Months Ended
	MARCH 28, 2004	MARCH 30, 2003
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,029	$11,425

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting change	—	—
Depreciation and amortization	4,369	3,468
Deferred income taxes	(285)	—
Provision for losses on receivables	1,516	1,083
Loss on disposal of property and equipment	652	—

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	13,063	13,316
Unbilled receivables	(12,330)	(22,460)
Contract retentions	81	198
Prepaid expenses and other assets	3,130	1,711
Accounts payable	(7,500)	(8,901)
Accrued compensation	3,873	2,411
Billings in excess of costs on uncompleted contracts	(2,289)	(2,461)
Other current liabilities	(2,021)	209
Income taxes receivable	(2,166)	(7,397)
Net cash used in operating activities	13,122	(7,398)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,893)	(2,295)
Payments for business acquisitions, net of cash acquired	(31,371)	(72,193)
Proceeds on sale of property and equipment	477	—
Net cash used in investing activities	(33,787)	(74,488)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(25,402)	(5,393)
Proceeds from borrowings under long-term obligations	55,001	65,000
Net proceeds from issuance of common stock	1,862	499
Net cash provided by financing activities	31,460	60,106

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8)	521

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,788	(21,259)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	23,868	42,670

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,656	$21,411

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	459	191
Income taxes, net of refunds received	10,883	15,394